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                                  EXHIBIT N-16

          MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN ILLINOIS
                     (LISTED IN ORDER OF CUSTOMERS SERVED)

[BAR CHART]

              Ameren Corp.    Dynegy, Inc.    Mount Carmel Public Utility Co.
              ------------    ------------    -------------------------------
Customers     0.692457503     0.304645052              0.002897445
Revenue       0.700867345     0.296510157              0.002622498
Assets        0.821225851     0.177521482              0.001252667

                                  EXHIBIT N-16

          MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN ILLINOIS
                     COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                                    Customers                Share of     Cumulative
        Holding Company                            (thousands)     Rank       Total          Share
---------------------------------------------------------------------------------------------------------
Ameren Corp.                                          2,220         1         69.2%          69.2%
Dynegy, Inc.                                            977         2         30.5%          99.7%
Mount Carmel Public Utility Co.                           9         3          0.3%         100.0%

Total                                                 3,206

Source: 2001 RDI Data

                                  EXHIBIT N-16

          MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN ILLINOIS
                           COMPANIES SORTED BY REVENUE

                                                     Revenue                   Share of    Cumulative
         Holding Company                         (millions of $)     Rank       Total         Share
---------------------------------------------------------------------------------------------------------
Ameren Corp.                                          3,646           1         70.1%         70.1%
Dynegy, Inc.                                          1,543           2         29.7%         99.7%
Mount Carmel Public Utility Co.                          14           3          0.3%        100.0%

Total                                                 5,202

Source: 2001 RDI Data

                                  EXHIBIT N-16

          MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN ILLINOIS
                           COMPANIES SORTED BY ASSETS

                                                     Assets                  Share of    Cumulative
                 Holding Company                 (millions of $)    Rank       Total        Share
--------------------------------------------------------------------------------------------------------
Ameren Corp.                                          13,068         1         82.1%        82.1%
Dynegy, Inc.                                           2,825         2         17.8%        99.9%
Mount Carmel Public Utility Co.                           20         3          0.1%       100.0%

Total                                                 15,913

Source: 2001 RDI Data